Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNT

I consent to the inclusion in the Registration Statement of Keven Investments on Form SB-2 of my report dated, Dec 31, 2006 and June 30, 2007 relating to the consolidated financial statements of Keven Investments.

By: /s/ Sara Jenkins, CPA

Sara Jenkins, CPA.

The Blackwing Group, LLC.

18921 G E Valley Parkway  #325

Independence, MO. 64055